UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 4, 2007

ASHLAND INC.
(Exact name of registrant as specified in its charter)

Kentucky
(State or other jurisdiction of incorporation)

1-32532	20-0865835
(Commission File Number)	(I.R.S. Employer Identification No.)

50 E. RiverCenter Boulevard, Covington, Kentucky  41011
(Address of principal executive offices)   (Zip Code)

P.O. Box 391, Covington, Kentucky  41012-0391
(Mailing Address)   (Zip Code)

Registrant’s telephone number, including area code (859) 815-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

In its Form 10-Q for the quarter ended March 31, 2007, Ashland Inc. (“Ashland”) reported that it estimated its effective tax rate for the remainder of fiscal 2007 to be 28%.  Ashland now estimates its effective tax rate for the remainder of fiscal 2007 to be 20% and its rate for the quarter ending June 30, 2007 to be 18%.  The lower estimated tax rate for the June quarter should make the year-to-date tax rate equal the revised estimated tax rate for the entire fiscal year.  The change in Ashland’s estimated tax rate is due to a combination of favorable developments.

In general, estimated tax rates can be affected by many factors, including settlements with or claims by tax authorities, changing expectations of tax exposures and changes in operating income.  Ashland’s actual tax rate for fiscal 2007 will likely vary from the estimates reported above.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASHLAND INC.
(Registrant)

June 4, 2007	/s/ J. Marvin Quin
J. Marvin Quin
Senior Vice President
and Chief Financial Officer

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